Exhibit  1


                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-35
*CUSIP:   21988G569      Class       A-1
          21988GBH8      Class       A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 21, 2006.


INTEREST ACCOUNT
----------------

Balance as of September 1, 2006...............................             $0.00
  Scheduled Income received on securities.....................             $0.00
  Unscheduled Income received on securities...................             $0.00
  Interest portion of September 21, 2006 Call Price
    received September 21, 2006 upon exercise of
    Call Warrants by 100% of the holders thereof..............       $111,997.44

LESS:
  Distribution to Class A-1 Holders...........................      -$111,997.44
  Distribution to Class A-2 Holders...........................            -$0.00
  Distribution to Depositor...................................            -$0.00
  Distribution to Trustee.....................................            -$0.50
Balance as of September 21, 2006..............................             $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of September 1, 2006...............................             $0.00
  Scheduled Principal received on securities..................             $0.00
  Principal portion of September 21, 2006 Call Price
    received September 21, 2006 upon exercise of
    Call Warrants by 100% of the holders thereof..............    $25,705,078.12

LESS:
  Distribution of principal to Class A-1 Holders
    on September 21, 2006.....................................   -$25,199,425.00
  Distribution of principal to Class A-2 Holders on
    September 21, 2006........................................      -$505,653.12
  Distribution of $29,430,000 principal amount of
    underlying securities to Call Warrants Holder on
    September 21, 2006........................................            -$0.00
Balance as of September 21, 2006..............................             $0.00


                       UNDERLYING SECURITIES HELD AS OF
                              September 21, 2006

     Principal
       Amount                                  Title of Security
     ---------                                 -----------------
       $0.00                                Corning Incorporated 6.85%
                                           Debentures due March 1, 2029
                                               *CUSIP: 219350AH8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.